SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 12, 1999

                      The First of Long Island Corporation
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               (Exact Name of Registrant as Specified in Charter)


New York                           0-12220                 11-2672906
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(State or Other Jurisdiction     (Commission             (IRS Employer
of Incorporation)                File Number)          Identification No.)

10 Glen Head Road, Glen Head, New York                      11545
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(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code (516) 671-4900

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On November 12, 1999, The First of Long Island Corporation (the "Corporation") announced that it had learned of improprieties by one of its employees that resulted in a misstatement of the Corporation's earnings and misappropriation of funds (see Exhibit 99.1).

     The Corporation will restate current and prior years' earnings because of the above which include the fact that approximately $1.7 million in Trust Department income had been erroneously recognized. It is anticipated that the impact on current year earnings should be small, as the amounts to be provided relate predominantly to prior years. Coverages for misappropriation are provided under its insurance policies.

     The Corporation's management and its auditors are conducting an ongoing investigation into this and any possible related matters.

     On November 16, 1999, the Corporation filed a Form 12b-25 with the Securities and Exchange Commission disclosing that its Form 10-Q for the quarter ended September 30, 1999 could not be filed within the prescribed time period because additional time is needed to determine the amount of the restatement that applies to each affected period. The Form 10-Q will be filed promptly after such determination is made.

     On October 8, 1999, the Corporation announced its earnings for the three and nine months ended September 30, 1999 (see Exhibit 99.2). The announced earnings are before the restatement referred to above.

ITEM 7. EXHIBITS

     Exhibit 99.1 - Press release dated November 12, 1999 is submitted herewith
     Exhibit 99.2 - Press release dated October 8, 1999 is submitted herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   The First of Long Island Corporation
                                   (Registrant)


Date: November 16, 1999            By: /s/Mark D. Curtis
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                                   Mark D. Curtis
                                   Senior Vice President & Treasurer
                                   (principal accounting & financial officer)